EXHIBIT 5.1


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                                  June 7, 1996
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SCI Systems, Inc.
  SCI Systems (Alabama), Inc.
2101 West Clinton Avenue
Huntsville, Alabama 35805

         Re: Registration Statement on Form S-3 for $287,500,000 Principal Amount of the 5% Convertible Subordinated Notes Due 2006 of SCI Systems, Inc.

Ladies and Gentlemen:

         We have served as counsel for SCI Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") of $287,500,000 Principal Amount of the 5% Convertible Subordinated Notes Due 2006 of the Company (the "Notes") and the shares (the "Shares") of Common Stock, par value $.10 per share, of the Company issuable upon conversion of the Notes in accordance with the terms thereof.

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Notes and the Shares pertaining thereto as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials. We express no opinion as to matters under or involving laws other than the General Corporation Law of the State of Delaware and the laws of the State of Georgia.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Notes have been duly authorized and are validly issued and represent the binding obligations of the Company; and

         2. The Shares issuable upon the conversion of the Notes, upon receipt of lawful consideration as provided under the terms of the instruments pertaining thereto, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,



                       /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY
                       POWELL, GOLDSTEIN, FRAZER & MURPHY


END OF EXHIBIT 5.1
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